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                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 2-85867, 33-48782 and 33-51239) and on Form S-3 (No. 333-79329) of Kelly Services, Inc. of our report dated January 27, 2000, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers LLP
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Pricewaterhouse Coopers LLP
Detroit, Michigan
March 28, 2000